Exhibit 99.1

Stanley Black & Decker Reports 2Q 2022 Results

Second Quarter Revenues of $4.4 Billion, Up 16% Versus Prior Year, Led By Acquisitions in Outdoor Power Equipment and Price Realization

Completion of Security Divestitures in July Generated $4.1 Billion in Cash Proceeds, Strengthening Balance Sheet and Fueling Capital Allocation Priorities

Implementing Global Cost Reduction Program Expected to Deliver Pre-Tax Savings of $1 Billion By End of 2023 and Grow to Approximately $2 Billion Within 3 years.

New Britain, Connecticut, July 28, 2022 … Stanley Black & Decker (NYSE: SWK) today announced second quarter 2022 financial results. The Company also detailed a series of activities focused on operational performance enhancements as well as cost reduction initiatives.

•Second Quarter Revenues Of $4.4 Billion, Up 16% Versus Prior Year, Led By Acquisitions In Outdoor Power Equipment And Price Realization
•Second Quarter Diluted GAAP EPS Was $0.51; Excluding Charges, Adjusted Diluted EPS* Was $1.77
•Stanley Security And Access Technologies Divestitures Both Closed In July 2022, With Total Cash Proceeds Of $4.1 Billion, Reducing Debt Balances In The Third Quarter
•Reached Agreement To Sell Oil & Gas Business, Further Advancing The Company’s Portfolio Transformation
•Updating Full Year 2022 Diluted GAAP EPS Guidance Range To $0.80 - $2.05 (From $7.20 - $8.30); Adjusted Diluted EPS* To $5.00 - $6.00 (From $9.50 - $10.50); Free Cash Flow Excluding Taxes From Security Sale Will Approximate $1.0 - $1.5 Billion In The Second Half Of 2022

Donald Allan, Jr., Stanley Black & Decker's President & CEO, commented, “While the macroeconomic environment – including inflation, rising interest rates and significantly slower demand in late May and June – drove the majority of the challenges we faced this quarter, these headwinds underscore the need to accelerate our strategic transformation. As the softening of the demand environment accelerated rapidly during the last portion of the quarter, we began taking immediate corrective cost actions, which we are continuing to implement. We are now preparing for demand to normalize closer to 2019 levels for the remainder of 2022.

*Non-GAAP Financial Measure As Further Defined On Page 8

Exhibit 99.1
“Our recent portfolio transformation has enabled $2.3 billion of share repurchases in 2022 and has sharpened the Company’s focus on our market leading Tools and Outdoor franchise as well as our strong Industrial products business. I am confident that our strategy positions the Company for strong long-term growth, profitability and shareholder return.

“Against that backdrop, the entire organization is focused on taking the necessary steps to reduce our inventory to generate cash flow, and to resize our cost base through corporate simplification, operational optimization and supply chain transformation. We are reprioritizing investments across our businesses and shifting resources to where we expect they will have the greatest positive impact for our customers, partners and end users. We believe these actions will ultimately create a more agile organization that can adeptly navigate the dynamic operating environment and improve our responsiveness to customer demands.”

The Company's results represent continuing operations and exclude the Security divestiture. Supplementary historical financial information reflecting the Security divestiture recorded in discontinued operations is available on the investor section of the website or can be accessed directly through the following link: Supplemental Historical Financial Information.

2Q’22 Key Points:

•Net sales for the quarter were $4.4 billion, up 16% versus prior year driven by strategic outdoor power equipment acquisitions (+24%) and price realization (+7%), partially offset by lower volume (-13%) and currency (-2%). The Tools & Outdoor demand softened during the last portion of the quarter, compared to expectations in retail outdoor products and across the Tools businesses. Additionally, the Outdoor business experienced a very slow start to the core selling season due to poor weather.

•Gross margin for the quarter was 27.5%. Excluding charges, gross margin* was 27.9%. Gross margin* was down 800 basis points from prior year, as price realization was more than offset by commodity inflation, higher supply chain costs and lower volume.

•SG&A was 19.4% of sales for the quarter. Excluding charges, second quarter adjusted SG&A expenses* were 18.7% of sales, down 100 basis points versus prior year.

•Operating margin was 8.1% of sales for the quarter. Excluding charges, operating margin* was 9.2% of sales. The mix impact of Outdoor acquisitions was approximately 45 basis points dilutive to operating margin.

*Non-GAAP Financial Measure As Further Defined On Page 8

Exhibit 99.1
•The tax rate was a benefit for the quarter. Excluding charges, the adjusted tax rate* was (3.9%) reflecting the impact of lower earnings in North America coupled with the impact of discrete tax benefits on a revised 2022 earnings estimate.

•Inventory at the end of the 2Q’22 was $6.6 billion, up approximately $400 million compared to 1Q’22. Inventories remained elevated versus expectations and prior year due to the impact of softer demand and the dwindling effects of supply chain constraints. The Company has implemented significant production curtailments to slow finished goods manufacturing and expects inventory to decline sequentially, beginning in the third quarter of 2022.

Second Quarter 2022 Segment Results

($ in M)
	Sales	Profit	Charges[1]	Profit Ex- Charges*	Profit Rate	Profit Rate Ex- Charges*

Tools & Outdoor	$3,745	$361.6	$41.3	$402.9	9.7%	10.8%

Industrial	$648	$58.3	$1.9	$60.2	9.0%	9.3%
1 See Acquisition-Related And Other Charges On Page 6

•Tools & Outdoor net sales increased 17% versus 2Q’21 as the acquisitions of MTD and Excel (+28%) and price (+7%) were partially offset by lower volume (-16%) and currency (-2%). Regional year-over-year organic revenue included: Emerging markets (Flat), Europe (-10%), and North America (-11%). Sales in outdoor products were impacted by a very slow start to the season due to poor weather and a slowing consumer demand environment in the last portion of the quarter, and as a result, were down (-8%) on a proforma basis. The Tools business had in-line performance through late May, after which, demand slowed significantly for the remainder of the quarter. U.S. retail point-of-sale demand softened during the last portion of the quarter and appears to be stabilizing above 2019 levels on a total dollar basis, supported by price increases and professional demand. The Tools & Outdoor segment profit rate*, excluding charges, was 10.8%. Excluding charges and acquisitions**, the segment profit rate was 11.8%. Tools & Outdoor segment profit rate*, excluding charges declined from 19.9% in second quarter 2021 as the benefit from price realization was more than offset by inflation, higher supply chain costs and lower volume.
**Excludes acquisition sales of $890.9 million and acquisition operating margin of $66.2 million.
*Non-GAAP Financial Measure As Further Defined On Page 8

Exhibit 99.1

•Industrial net sales increased 8% versus second quarter 2021 as price (+8%) and volume (+4%) were partially offset by currency (-4%). Engineered Fastening organic revenues were up 7%, led by growth in aerospace, general industrial and automotive fasteners. Infrastructure organic revenues were up 26%, with attachment tools delivering 17% growth while the business maintained a healthy backlog. The Industrial segment profit rate*, excluding charges, was 9.3%, down 120 basis points from 10.5% in second quarter 2021, as volume growth and price realization were more than offset by commodity inflation, higher supply chain costs and adverse mix.

Implementing Global Cost Reduction Program That Is Expected To Deliver $1 Billion Of Cost Savings By End of 2023 And Approximately $2 Billion Within 3 Years

The Company has launched a series of initiatives designed to generate cost savings by resizing the organization and maximizing cash flow, which will reduce inventory while driving long term growth and improved profitability. These initiatives will optimize the cost base for the current demand environment as well as provide a platform to fund future investments to accelerate growth in the core businesses. The Company expects these initiatives to generate cost savings of approximately $150 to $200 million in the remainder of 2022, $1 billion by the end of 2023 and grow to approximately $2 billion within 3 years. In addition, the Company is aggressively reducing inventory to support a working capital reduction of $1.0 to $1.5 billion and strong free cash flow generation in the second half of 2022.

The Company’s primary areas of strategic focus are:

•Prioritizing cash flow generation and inventory optimization
•Streamlining and simplifying the organization, as well as shifting resources to prioritize investments that we believe impact our customers more directly
•Accelerating the operations and supply chain transformation to better match the needs of our customers
•Continuing to advance innovation, electrification and global market penetration to achieve organic growth of 2-3x the market

*Non-GAAP Financial Measure As Further Defined On Page 8

Exhibit 99.1
The Company expects to achieve $1 billion of cost savings by the end of 2023 through the following initiatives:

•Accelerating supply chain transformation ($0.5 billion)
•Simplifying the corporate structure ($0.2 billion)
•Optimizing organizational spans and layers and prioritizing investments in our core businesses ($0.1 billion)
•Reducing indirect spend ($0.2 billion)

While the supply chain transformation is expected to generate significant cost savings through 2023, the Company is embarking on a three-year journey to completely reshape its supply chain. By moving closer to our customers, becoming more responsive to demand and enabling an agile innovation approach with shorter cycle times, the Company expects to deliver approximately $1.5 billion of cumulative cost savings to achieve 35%+ adjusted gross margins*. To drive these efficiencies, the plan will focus on:

•Leveraging strategic sourcing and contract manufacturing ($0.5 billion)
•Consolidating facilities with a 30%+ reduction in manufacturing facilities from approximately 120 today ($0.3 billion)
•Executing our SBD Operating Model to deliver operational excellence through efficiency, simplified organizational design and inventory optimization ($0.4 billion)
•Platforming products and implementing initiatives to drive a 40%+ SKU reduction ($0.3 billion)

2022 Outlook

Corbin Walburger, Interim CFO, commented, “We are taking measures that adjust our cost base and inventory for a demand environment that returns to 2019 levels, which is the current lower bound of our expectations. We believe this is a prudent approach, in light of our inventory position being sufficient to serve upside market demand. By prioritizing cash generation in 2022 and taking the necessary cost actions today, we believe we are positioning the Company for strength in 2023 and beyond.”

The Company is revising its 2022 EPS outlook to $0.80 to $2.05 on a diluted GAAP basis from $7.20 to $8.30, and on a Non-GAAP adjusted basis to $5.00 to $6.00 from $9.50 to $10.50.

*Non-GAAP Financial Measure As Further Defined On Page 8

Exhibit 99.1
Free cash flow is expected to be $0.4 to $1.0 billion in the back half including tax payments of $0.5 to $0.6 billion associated with Security divestitures. Excluding such payments, cash generation is expected to be $1.0 to $1.5 billion driven by working capital reductions. The Company is focused on serving its customers by improving power tool supply while reducing inventory in other categories. Stanley Black & Decker remains focused on disciplined capital allocation, and intends to balance share repurchase activity with its commitment to dividends and strong investment grade credit ratings.

Key assumption changes to the Company’s prior EPS outlook at the midpoint include:

•Lower second half revenue, primarily driven by slowing consumer demand in Tools & Outdoor and moderated expectations for price (-$4.25)
•Currency translation, other below the line items and second quarter performance (-$0.55)
•Impact from plant production curtailments (-$0.50 - $0.70)
•2022 Impact from cost savings initiatives (+$0.80 - $1.00)

The difference between 2022 GAAP and adjusted EPS guidance is $3.95 to $4.20, consisting of acquisition-related and other charges. These forecasted charges primarily relate to restructuring expenses, a voluntary retirement program, the Russia business closure, integration-related costs, non-cash impairment charge for Oil & Gas, and non-cash inventory step-up charges.

Acquisition-Related And Other Charges

Total pre-tax acquisition-related and other charges in the second quarter of 2022 were $248.1 million, primarily related to a non-cash asset impairment charge, integration-related costs, non-cash inventory step-up charges, and restructuring expenses. Gross profit included $16.6 million of these charges while SG&A included $32.9 million. Other, net and Restructuring included $10.9 million and $19.5 million of these charges, respectively. In addition, the Company recognized a $168.4 million asset impairment charge related to the Oil & Gas business, as well as a $0.2 million gain on a previously divested business in the second quarter of 2022.

*Non-GAAP Financial Measure As Further Defined On Page 8

Exhibit 99.1
Earnings Webcast

The Company will host a webcast with investors today, July 28, 2022, at 8:00 am ET. A slide presentation, which will accompany the call, will be available at www.stanleyblackanddecker.com and will remain available after the call.

The webcast and an accompanying slide presentation will be available through a live webcast on the “Investors” section of Stanley Black & Decker’s website, www.stanleyblackanddecker.com/investors under the subheading “News & Events.” A replay will also be available two hours after the call and can be accessed on the “Investors” section of Stanley Black & Decker’s website.

About Stanley Black & Decker

Headquartered in the USA, Stanley Black & Decker (NYSE: SWK) is the world's largest tool company operating nearly 50 manufacturing facilities across America and more than 100 worldwide. Guided by its purpose – for those who make the world – the company's more than 60,000 diverse and high-performing employees produce innovative, award-winning power tools, hand tools, storage, digital tool solutions, lifestyle products, outdoor products, engineered fasteners and other industrial equipment to support the world's makers, creators, tradespeople and builders. The company's iconic brands include DEWALT®, BLACK+DECKER®, CRAFTSMAN®, STANLEY®, CUB CADET®, HUSTLER® and TROY-BILT®. Recognized for its leadership in environmental, social and governance (ESG), Stanley Black & Decker strives to be a force for good in support of its communities, employees, customers and other stakeholders. To learn more visit: www.stanleyblackanddecker.com.

*Non-GAAP Financial Measure As Further Defined On Page 8

Exhibit 99.1
Investor Contacts:

Dennis Lange
Vice President, Investor Relations
dennis.lange@sbdinc.com
(860) 827-3833

Cort Kaufman
Senior Director, Investor Relations
cort.kaufman@sbdinc.com
(860) 515-2741

Christina Francis
Director, Investor Relations
christina.francis@sbdinc.com
(860) 438-3470

Media Contacts:

Debora Raymond
Vice President, Public Relations
debora.raymond@sbdinc.com
(203) 640-8054

Non-GAAP Financial Measures
Organic sales growth, or organic growth, is defined as the difference between total current and prior year sales less the impact of companies acquired and divested in the past twelve months and any foreign currency impacts divided by prior year sales. Operating profit is defined as sales less cost of sales and selling, general and administrative expenses. Operating margin is operating profit as a percentage of sales. Operating profit and operating margin are shown both inclusive and exclusive of acquisition-related and other charges. Management uses operating profit and operating margin as key measures to assess the performance of the Company as a whole, as well as the related measures at the segment level. Diluted EPS, excluding charges, or adjusted EPS, is diluted GAAP EPS excluding the impacts of acquisition-related and other charges. Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important indicator of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners, and is useful information for investors. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common and preferred stock and business acquisitions, among other items. Free cash flow conversion is defined as free cash flow divided by net income. The Non-GAAP statement of operations and business segment information is reconciled to GAAP on pages 14 through 17. The Company considers the use of the Non-GAAP financial measures above relevant to aid analysis and understanding of the Company’s results, business trends and outlook measures aside from the material impact of acquisition-related and other charges and ensures appropriate comparability to operating results of prior periods.

*Non-GAAP Financial Measure As Further Defined On Page 8

Exhibit 99.1
CAUTIONARY STATEMENTS
Under the Private Securities Litigation Reform Act of 1995

This document contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are "forward-looking statements" for purposes of federal and state securities laws, including any projections or guidance of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include, among others, the words "may," "will," "estimate," "intend," "continue," "believe," "expect," "anticipate" or any other similar words.

Although the Company believes that the expectations reflected in any of its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of its forward-looking statements. The Company's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in the Company's filings with the Securities and Exchange Commission.

Important factors that could cause the Company's actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in its forward-looking statements include, among others, the following: (i) successfully developing, marketing and achieving sales from new products and services and the continued acceptance of current products and services; (ii) macroeconomic factors, including global and regional business conditions (such as Brexit), commodity prices, inflation and deflation, and currency exchange rates; (iii) laws, regulations and governmental policies affecting the Company's activities in the countries where it does business, including those related to tariffs, taxation, data privacy, anti-bribery, anti-corruption, government contracts and trade controls such as section 301 tariffs and section 232 steel and aluminum tariffs; (iv) the economic, political, cultural and legal environment of emerging markets, particularly Latin America, Russia, China and Turkey; (v) realizing the anticipated benefits of mergers, acquisitions, joint ventures, strategic alliances or divestitures; (vi) pricing pressure and other changes within competitive markets; (vii) availability and price of raw materials, component parts, freight, energy, labor and sourced finished goods; (viii) the impact the tightened credit markets and change to LIBOR and other benchmark rates may have on the Company or its customers or suppliers; (ix) the extent to which the Company has to write off accounts receivable or assets or experiences supply chain disruptions in connection with bankruptcy filings by customers or suppliers; (x) the Company's ability to identify and effectively execute productivity improvements and cost reductions; (xi) potential business and distribution disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, pandemics, sanctions, political unrest, war, terrorism or natural disasters; (xii) the continued consolidation of customers, particularly in consumer channels and the Company’s continued reliance on significant customers; (xiii) managing franchisee relationships; (xiv) the impact of poor weather conditions and climate change; (xv) maintaining or improving production rates in the Company's manufacturing facilities, responding to significant changes in customer preferences, product demand and fulfilling demand for new and existing products, and learning, adapting and integrating new technologies into products, services and processes; (xvi) changes in the competitive landscape in the Company's markets; (xvii) the Company's non-U.S. operations, including sales to non-U.S. customers; (xviii) the impact from demand changes within world-wide markets associated with homebuilding and remodeling; (xix) potential adverse developments in new or pending litigation and/or government investigations; (xx) the incurrence of debt and changes in the Company's ability to obtain debt on commercially reasonable terms and at competitive rates; (xxi) substantial pension and other postretirement benefit obligations; (xxii) potential regulatory liabilities, including environmental, privacy, data breach, workers compensation and product liabilities; (xxiii) attracting and retaining key employees, managing a workforce in many jurisdictions, work stoppages or other labor disruptions; (xxiv) the Company's ability to keep abreast with the pace of technological change; (xxv) changes in accounting estimates; (xxvi) the Company’s ability to protect its intellectual property rights and associated reputational impacts; (xxvii) the continued adverse effects of the COVID-19 pandemic and an indeterminate recovery period; (xxviii) the possibility that the Company does not achieve the intended financial benefits from the acquisition of MTD and Excel including failure to achieve the Company’s plans to design, develop and manufacture battery and electric-powered solutions for professional and residential users; (xxix) the Company’s ability to implement, and achieve the expected benefits ( including cost savings and reduction in working capital) from, its Global Cost Reduction Program including: prioritizing cash flow generation and inventory optimization/reduction; streamlining and simplifying the organization; reducing indirect spend; optimizing organizational spans and layers; shifting resources to prioritize investments in core businesses that impact customers more directly; accelerating the operations and supply chain transformation to better match the needs of customers; leveraging strategic sourcing and contract manufacturing; consolidating facilities with a 30%+ reduction in manufacturing facilities; executing the SBD Operating Model; platforming products; and; continuing to advance innovation, electrification and global market penetration; and (xxx) failure to consummate, or a delay in the consummation of, the Oil & Gas sale transaction for various reasons.

Additional factors that could cause actual results to differ materially from forward-looking statements are set forth in the Annual Report on Form 10-K and in the Quarterly Report on Form 10-Q, including under the heading "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and in the Consolidated Financial Statements and the related Notes.

Forward-looking statements in this press release speak only as of the date hereof, and forward-looking statements in documents attached that are incorporated by reference speak only as of the date of those documents. The Company does not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.
*Non-GAAP Financial Measure As Further Defined On Page 8